UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): May 6, 2011 (May 3, 2011)

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 3, 2011, Cell Therapeutics, Inc. (the “Company”) received a notification of non-compliance from the staff (the “Staff”) of The NASDAQ Stock Market LLC (the “NASDAQ”). The notification of non-compliance stated that the Company has not regained compliance with NASDAQ Listing Rule 5550(a)(2). The Company’s common stock (the “Common Stock”) did not maintain a minimum closing bid price of $1.00 per share over a period of at least ten consecutive business days ending on or prior to May 2, 2011. As a result of this notification of non-compliance, the Common Stock is subject to delisting from The NASDAQ Capital Market unless the Company requests a hearing to appeal the Staff’s determination before the NASDAQ Listing Qualifications Panel (the “Panel”). Accordingly, the Company plans to timely request a hearing before the Panel, thereby allowing the Common Stock to continue to trade on The NASDAQ Capital Market pending the issuance of the Panel’s decision following the hearing.

On May 5, 2011, in an effort to regain compliance with the NASDAQ listing requirements and increase the per-share trading price of the Common Stock, the Company’s Board of Directors (the “Board”) approved a reverse stock split, which will become effective as of May 15, 2011. Upon the effectiveness of the reverse stock split, each of the Company’s shareholders will receive one new share of the Common Stock in exchange for every six shares of Common Stock such shareholder holds. There can be no assurance that the reverse stock split will increase the per-share trading price of the Common Stock.

At the hearing, the Company will present a plan for achieving compliance with the NASDAQ listing requirements, which will include the implementation of the reverse stock split approved by the Board. The Company anticipates that it will have already effected the reverse stock split by the time of the hearing. Notwithstanding the reverse stock split, there can be no assurance that the Panel will grant the Company’s request for continued listing on The NASDAQ Capital Market.

Item 7.01	Regulation FD Disclosure.

On May 6, 2011, the Company issued a press release entitled “Cell Therapeutics Announces Planned Reverse Stock Split; Receives NASDAQ Notice of Non-Compliance; Intends to Request Hearing.” A copy of the press release is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 hereto.

The information provided pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing or other document filed by the Company pursuant to the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings or documents, except to the extent expressly set forth by specific reference in such a filing or document. The information furnished pursuant to this Item 7.01 shall instead be deemed “furnished.”

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished with this report on Form 8-K:

Exhibit Number	Description
99.1	Press Release, dated May 6, 2011, entitled “Cell Therapeutics Announces Planned Reverse Stock Split; Receives NASDAQ Notice of Non-Compliance; Intends to Request Hearing.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: May 6, 2011	By:	/S/ JAMES A. BIANCO, M.D.
James A. Bianco, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated May 6, 2011, entitled “Cell Therapeutics Announces Planned Reverse Stock Split; Receives NASDAQ Notice of Non-Compliance; Intends to Request Hearing.”